                                                                      EXHIBIT 11

                          NEWMAN, POLLOCK & KLEIN, LLP
                             ATTORNEYS & COUNSELORS

                             2424 N. FEDERAL HIGHWAY
                                    SUITE 411
                            BOCA RATON, FLORIDA 33431
                              HTTP//WWW.NPK-LAW.COM

KENNETH S. POLLOCK, PARTNER                         TELEPHONE: (561) 393-6168
E-MAIL: kpollack@npk-law.com                        FAX: (561) 391-8856
        --------------------

                                December 17, 2004

Smart Technology, Inc
222 Lakeview Avenue
PMB 433
West Palm Beach, FL 33401

Re: Registration Statement on Form SB-1
Ladies and Gentlemen:

We are acting as counsel to Smart Technology, Inc., a Florida corporation (the
"Company"), in connection with the filing with the Securities and Exchange
Commission (the "Commission"), under the Securities Act of 1933, as amended (the
"Act"), of the Registration Statement on Form SB-1 (File no. 333-87006) (the
"Registration Statement") relating to the registration under the Act of
1,142,351 shares of the Company's Common Stock, that are available for resale by the Selling Shareholders (as defined in the Registration Statement) (the
"Selling Shareholders' Shares"). This opinion letter is furnished to you for filing with the Commission pursuant to Item 601 of Regulation S-K promulgated under the Act.

In reaching the opinion stated in this letter, we have reviewed originals of copies of the Registration Statement, the Articles of Incorporation and the
Bylaws of the Company, both as amended to date, resolutions adopted by the
Company's Board of Directors and such other documents as we have considered relevant. We have assumed that (i) all information contained in all documents reviewed by us is correct, (ii) all signatures on all documents reviewed by us are genuine, (iii) all documents submitted to us as originals are true and complete, (iv) all documents submitted to us as copies are true and complete copies of the originals thereof, (v) each natural person signing any document reviewed by us had the legal capacity to do so and (vi) each natural person signing in a representative capacity any document reviewed by us had authority to sign in such capacity. As to various questions of fact material to our opinion, we have relied upon information obtained from public officials, officers of the Company and other

sources believed by us to be responsible.

Based upon the foregoing, it is our opinion that the Selling Shareholders'
Shares have been duly authorized, validly issued, fully paid and nonassessable.

Smart Technology, Inc.

The opinion expressed above is limited to matters governed by the laws of the
State of Florida. We express no opinion herein about the effect of federal or state securities laws or the laws of any other jurisdiction.

We hereby consent to the use of this opinion letter as an Exhibit to the
Registration Statement and to the use of our name under the heading "Legal
Matters" therein. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

This opinion letter speaks as of the date hereof. We disclaim any duty to advise you regarding any change subsequent to the date hereof in, or to otherwise communicate with you with respect to, the matters addressed herein.

                                                Very truly yours,

                                                Newman, Pollack & Klein, LLP

                                                By: /s/
                                                    ----------------------------
                                                For the Firm

                          NEWMAN, POLLOCK & KLEIN, LLP
                             ATTORNEYS & COUNSELORS